SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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ELECTRONIC CONTROL SECURITY, INC.
(Name of Registrant as Specified in its Charter)
_________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ELECTRONIC CONTROL SECURITY, INC.
Security and Anti-Terrorist Systems

790 Bloomfield Avenue, Bldg. C-1, Clifton, NJ 07012 Tel: (973) 574-8559  Fax: (973) 574-8562

E-mail: ecsi@ecsiinternational.com • Website: http://www.ecsiinternational.com

November 6, 2009

Dear Stockholder:

You are cordially invited to attend our 2009 Annual Shareholders’ Meeting, or the Annual Meeting, which will be held at 9:00 a.m. Eastern Time, on December 8, 2009 at the corporate offices of Electronic Control Security, Inc., 790 Bloomfield Avenue, Bldg. C-1, Clifton, New Jersey.  Driving directions are at the back of this proxy statement.  For further details see “About the Annual Meeting.”

We are holding the Annual Meeting for the following purposes:

1.	to elect seven persons to serve on the Board of Directors to hold office until the next Annual Meeting or until their respective successors have been elected or appointed;

2.	to ratify the selection of Demetrius and Company as our independent registered public accounting firm for the fiscal year ending June 30, 2010;

3.	to transact such other business that may properly come before the Annual Meeting or any adjournment or postponement of the meeting.

The proxy statement, which follows this notice, fully describes these items.  We have not received notice of other matters that may be properly presented at the Annual Meeting.

Only shareholders of record at the close of business on October 28, 2009 will be entitled to vote at the Annual Meeting and any postponements or adjournments of the meeting.  For ten days prior to the Annual Meeting, a list of shareholders will be available for inspection at our executive offices.  If you would like to view the stockholder list, please call our Investor Relations Department at 973-574-8555 to schedule an appointment.

Your vote is important.  If you do not vote your shares, you will not have a say in the important issues to be voted on at the Annual Meeting.  Directors will be elected by the affirmative vote of the holders of a majority of the votes present, or represented, at the Annual Meeting, as long as a quorum is present.  The favorable vote of a majority of votes present or represented at the Annual Meeting is required to pass each of the other proposals included in this year’s proxy statement.  Many of our shareholders do not vote, so the shareholders who do vote influence the outcome of the election in greater proportion than their percentage ownership of the company.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting.  Shareholders have two options for submitting their vote: (1) by mail or (2) by casting a ballot at the Annual Meeting.  For further details see “How do I vote?” and “Can I change my vote or revoke my proxy?” on Page 3.

The Board of Directors
 Natalie Barchenko
Natalie Barchenko
Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be
held December 8, 2009.  The Proxy Statement and our 10-K Report to Stockholders are available at
http://www.cstproxy.com/ecsiinternational/2009

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE MEETING

____________________________

The enclosed materials are also available at http://www.cstproxy.com/ecsiinternational/2009/home.  The following items are available at the specified link:

1.	The Proxy Statement being issued in connection with the 2009 Annual Meeting of Stockholders;

2.	The Company’s Annual Report on Form 10-K for the year ended June 30, 2009; and

3.	The form of proxy card for use in connection with the 2009 Annual Meeting of Stockholders.

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1

PROPOSAL NO. 1	3

Information Concerning the Board of Directors and Executive Officers	6

Board Meetings	6
Compensation of Non-Employee Directors	6
Board of Directors Committees	6
Audit Committee	7

EXECUTIVE OFFICERS	7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	9

Security Ownership of Principal Stockholders, Directors, Nominees and Executive Officers and Related Stockholder Matters	9

EXECUTIVE COMPENSATION	10

Summary of Compensation Table	10
Grants of Plan-Based Awards	11
Outstanding Equity Awards at Fiscal Year End	11
Employment Agreements with Executive Officers	11
Compensation of Directors	11

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	12

CODE OF CONDUCT AND ETHICS	13

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	13

PROPOSAL NO. 2	13

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	14

INDEPENDENT ACCOUNTANTS	14

FEES OF THE INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2009	15

COST OF SOLICITATION OF PROXIES	15

SHAREHOLDER PROPOSALS	15

OTHER BUSINESS	15

ELECTRONIC CONTROL SECURITY, INC.
790 Bloomfield Avenue
Clifton, New Jersey 07012

PROXY STATEMENT
December 8, 2009

This proxy statement is being furnished to our shareholders beginning on or about November 6, 2009, in connection with the solicitation of proxies by the Board of Directors of Electronic Control Security, Inc. (sometimes referred to as “ECSI” or “the Company”) to be used at our Annual Meeting of Shareholders (sometimes referred to as the “Annual Meeting”) to be held on December 8, 2009, at the Company’s principal offices located at 790 Bloomfield Ave, Bldg. C-1, Clifton, New Jersey 07012, at 9:00 a.m., local time, and at any postponements or adjournments thereof.

ABOUT THE ANNUAL MEETING

What am I voting on?

Proposal 1:	The election of seven directors for terms expiring in 2010;

Proposal 2:	The ratification of the selection by the Audit Committee of the Board of Directors of Demetrius & Company, L.L.C. as our independent auditors for the fiscal year ending June 30, 2010.

We are not aware of any other matters requiring a vote.  If a matter does properly come before the Annual Meeting, the person(s) named as the proxy in the accompanying form of proxy will vote the proxy at their discretion.

What is the Board’s voting recommendations?

Our board of directors recommends a vote:

•	FOR each of the seven nominated directors;

•	FOR the ratification of the selection of Demetrius & Company, L.L.C. as our independent auditors forthe fiscal year ending June 30, 2010.

What is the vote required for each proposal?

Proposal 1:	The election of the six nominated directors requires the affirmative vote of the holders of a plurality of the votes present, or represented, at the Annual Meeting.

Proposal 2:
The ratification of the selection of Demetrius & Company, L.L.C. as our independent auditors for the fiscal year ending June 30, 2010 requires the affirmative vote of the holders of a majority of the votes present, or represented, at the Annual Meeting.

Who can vote?

The record holders of our common stock and Series A Convertible Preferred Stock (sometimes referred to as the “Series A Preferred Stock”), on the close of business as of October 28, 2009, the record date, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.  Each outstanding share of common stock is entitled to one vote at the meeting on each matter to be voted upon at the meeting and each outstanding share of Series A Preferred Stock is entitled to 1.14 votes at the meeting on each matter to be voted upon at the Annual Meeting.  The holders of common stock and the Series A Preferred Stock vote together as a single class.   As of the record date, there were 10,149,259 shares of common stock outstanding, entitling the holders thereof to cast an aggregate of 10,149,259 votes, and 300,000 shares of Series A Preferred Stock outstanding, entitling the holders to an aggregate of 300,000 votes.  Accordingly, a total of  10,449,259 votes are eligible to be cast at the Annual Meeting.  As of the record date, we had approximately 200 shareholders of record.  A list of shareholders entitled to vote will be available for inspection by any record shareholder at our corporate headquarters at 790 Bloomfield Ave, Bldg. C-1, Clifton, New Jersey during the ten days prior to and at our Annual Meeting.

What constitutes a quorum?

In order to conduct our Annual Meeting, a majority of the votes entitled to be cast must be represented in person or by proxy for entitlement to vote.  This is known as a “quorum.”  Abstentions and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares for a particular matter, referred to as broker non-votes, will count toward establishing a quorum.

How do I vote?

There are four ways to vote:

•	By completing and mailing the enclosed proxy card; or

•	By written ballot at our Annual Meeting.

•
If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on each of the proposals even if the broker does not receive voting instructions from you.

•
If your shares are held in the name of a broker, bank or other holder of record, you are invited to attend our Annual Meeting, but may not vote at our Annual Meeting unless you have first obtained a proxy, executed in the shareholders’ favor, from the holder of record.

What does it mean if I get more than one proxy?

 It means your shares are held in more than one account. Please vote all proxies to ensure all your shares are counted.

Can I change my vote or revoke my proxy?

You can change your vote or revoke your proxy at any time prior to the closing of the polls, by:

•	Returning a later-dated proxy card;

•	Voting in person at our Annual Meeting; or

•	Notifying our Secretary by written revocation letter.

Our Secretary is Natalie Barchenko.  Any revocation of your proxy should be filed with her at our corporate headquarters at 790 Bloomfield Ave, Bldg. C-1, Clifton, New Jersey 07012.

Attendance at our Annual Meeting will not in itself constitute revocation of a proxy.  All shares represented by properly completed proxies timely received and not revoked will be voted as you direct.  If no direction is given, the proxies will be voted as the Board recommends.

Who conducts the proxy solicitation?

ECSI’s Board of Directors is soliciting these proxies.  We will bear the cost of the solicitation of proxies.  Our regular employees may solicit proxies by mail, by telephone, personally or by other communications, without compensation apart from their normal salaries.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, your shares will be voted in accordance with the Board's recommendations.

Broker/dealers, who hold their customers' shares in street name, may, under the applicable rules of the exchanges and other self-regulatory organizations of which such broker/dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such shares on other matters without specific instructions from the customer who owns such shares.

Who will count the votes?

Our Board of Directors will appoint one or more persons to serve as the inspector(s) of elections to tabulate the votes cast by proxy or in person at the Annual Meeting.  The inspector(s) of elections will also determine whether or not a quorum is present.

Do I have any appraisal rights in connection with any matter to be acted upon?

No.  Our shareholders do not have appraisal rights in connection with any matter to be acted upon.

Is cumulative voting allowed in the election of directors?

No.  Each share is entitled to one vote in the election of directors as on every other matter.

Where can I find the voting results of the Annual Meeting?

The Chairman will announce the results at the Annual Meeting.  In addition, we will publish them in our quarterly report on Form 10-Q for the second quarter of fiscal 2010 that we will file with the SEC by February 12, 2010.

Who can help answer my questions?

If you have any questions about the Annual Meeting or the proposals to be voted on at the Annual Meeting, or if you need additional copies of this proxy statement or copies of any of our public filings referred to in this proxy statement, you should contact our Secretary, Natalie Barchenko, at (973) 574-8555.  Our public filings can also be accessed at the Securities and Exchange Commission’s website at www.sec.gov.

PROPOSAL NO. 1

The Board of Directors of the Company is currently comprised of six members.  Each director holds office until the annual meeting of shareholders following their election or appointment and until their respective successors have been duly elected and qualified. Directors are elected by the affirmative vote of the holders of a majority of our common stock present, or represented, at the Annual Meeting, as long as a quorum is present.

Six of the seven persons standing for election as directors currently serve on the Board of Directors.  It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of the directors nominated and named below.  Each nominee has consented to being nominated and to serve if elected.  In the unlikely event that any nominee becomes unable to serve for any reason, the proxies will be voted for a substitute nominee selected by our board of directors.

Nominees for Election of Directors

The table below sets forth the names of each of the persons nominated to serve as directors of the Company, the year such person first became a director and each person’s current position(s) with the Company, if applicable:

Name	Age	Year First Became A Director	Position

Arthur Barchenko	76	1976	President, CEO and Director

Natalie Barchenko	76	2001	Secretary, Treasurer and Director

Ronald Thomas	66	2007	Director

Lt General Gordon E. Fornell (Ret)	72	2008	Director

Edward Snow	71	2000	Director

Stephen Rossetti	60	2004	Director

Norman J. Barta	42	—	Director-Nominee

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
"FOR" THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTORS

Arthur Barchenko has been our President since December 1976.  Mr. Barchenko also participates in the management of our subsidiaries.  From June 1952 to May 1972, he held various sales and marketing positions at Lightolier, Inc., a manufacturer of lighting fixtures, and served both as its vice president of sales where he was responsible for a sales and support staff of approximately 200 persons, and as a member of the board of directors and a member of the executive committee.  Prior to organizing Electronic Control Security Inc., Mr. Barchenko co-founded and directed the operations of Bajer Industries, a lighting manufacturing company that was subsequently sold to the Charter Group.  Mr. Barchenko is active with American Defense Preparedness Association, and the American Society of Industrial Security.  He also served on the RTCA Special Committee 183 for  the upgrade of the Federal Aviation Regulation 107.14, focusing on access control in civil aviation facilities.  Presently, he serves on  the RTCA Special Commission 207, addressing FAA regulations that include access control and perimeter intrusion devices.  Mr. Barchenko is married to Natalie Barchenko, a director and Secretary and Treasurer of ECSI.

Natalie Barchenko has been a Director and the Secretary and Treasurer of ECSI since 2001. Over the last twelve years, she has been actively responsible for the day to day operations of the Company in the areas of human resources, order entry, invoicing, advertising and sales materials.  Natalie is a member of the Sarbanes Oxley 404 Audit Committee.  She is married to Arthur Barchenko, a director and the President and CEO of ECSI.

Ronald Thomas is Vice President, Program Management, a Director of the Company, and has over 25 years of experience in engineering, management and marketing in the electronic security industry.  Mr. Thomas joined the Company in April 2007.  He has held executive positions including President and CEO of Securacom, Incorporated, a security systems integrator that specialized in the design and implementation of medium to large-scale projects for businesses and government; Executive Vice President of SenTech, Inc. a company that provided business software to the security, fire and life safety industry; and Vice President of Technology and Integrated Systems for ADT Security Systems. Mr. Thomas has a Master of Science, Electrical Engineering from Polytechnic University in Brooklyn, NY and a Bachelor of Engineering, Electrical from City College/CUNY in New York City. He is a member and past chairman of the American Society for Industrial Security, Council on Physical Security and a member of several professional organizations including the Institute of Electrical and Electronic Engineers, the National Society of Professional Engineers, and the National Fire Protection Association. Mr. Thomas has published numerous articles in various trade journals on integrated security systems and is a frequent speaker at industry workshops and seminars.  He has served on the faculty of the U.S. General Services Administration, Federal Protective Service, and Physical Security Academy.

Lieutenant General Gordon E. Fornell, USAF (Ret.) was appointed to our Board on June 9, 2008.  He served in senior acquisition leadership positions in AF Systems Command and AF Materiel Command, the first as Commander, Armament Division at Eglin AFB, FL, from 1985-1987; and the second as Commander, Electronic Systems Center at Hanscom AFB, MA from 1988 to 1993.  He served two Secretaries of Defense, Caspar W. Weinberger and Frank C. Carlucci, as their Senior Military Assistant.  Relationships with nations around the world were established covering the full spectrum of national priorities.  General Fornell retired from active duty in the US Air Force in 1993 and has been a private consultant in the field of security technology and its applications since retiring.  He is a member of the Defense Support Initiative of the Okaloosa County Economic Development Council, President of the Air Force Armament Museum Foundation, and member of the Mid Bay Bridge Authority.

Edward Snow has been a director of ECSI since June 2000 and a member of the Audit Committee since 2002.  From October 1996 to October 1999, he was a co-owner and operator of Phoenix Fiber Optics Inc., a manufacturer and marketer of fiber optic products.  From October 1999 to October 2000, he had served as the Assistant to the President of Space America Corp.  Since 1996, he has been a private consultant to the government and industry.

Stephen Rossetti joined the Board in October 2004. Mr. Rossetti currently serves as the President  of Zegato Solutions, Inc. and Markquest, Inc., positions he has held since 2003 and 2001, respectively.  Zegato is an information technology company based in Lanham, Maryland that engages in software development and systems integration services for the U.S. Government.  Markquest is a consulting and lobbying organization.  He is also the chairman and chief executive officer of Government Internet Systems and is a corporate advisor of NOW Solutions, Inc., both subsidiaries of Vertical Computer Systems, Inc., a multinational provider of Web services, underpinning Web technologies, and administrative software services.  From August 2003 to January 2004, he served as president of Applied DNA Sciences, Inc., a provider of DNA-embedded security solutions that protect corporate and government intellectual property from counterfeiting and fraud.  Mr. Rossetti served in the Office of the Secretary of Defense from August 2003 to January 2004 and from 1987 to 1996 served on the Professional Staff of the Armed Services Committee, U.S. House of Representatives where he had an established reputation as a strident government reform advocate.  From November 1998 through January 2001, Mr. Rossetti worked for the United States Department of Defense as the Director of Defense Integrated Travel.  As director of the Readiness Subcommittee staff, he was responsible for the oversight of the Department of Defense infrastructure and combat readiness, including special operations forces, National Guard and Reserve preparedness, chemical and biological weapons preparedness and response, and missions other than war such as counter-drug and counter-terror.

Norman J. Barta currently serves as president of a marketing and sales organization that is teamed with the Company in developing and marketing our anti-piracy technology (APT).  He is President and CEO of Balinor International, LLC, a global technology marketing company with offices in the United States and Greece and affiliates throughout the United States, Europe and Africa focused on leading-edge innovations that present new frontiers in their respective technology domains.  Formerly, Mr. Barta was President and CEO and served on the board of Nephros, Inc., a medical products company developing and marketing high-performance products related to end-stage renal disease therapy and water ultra-filtration.  Mr. Barta was instrumental in transitioning the corporation from an innovative, privately-held startup to a publicly traded research, development, marketing and sales organization, including new product creation and development, domestic and international business negotiation for product licensing and distribution, financing the corporation, maintaining long-term relationships with the investor and investment banking communities, and developing vital legislative support for the company’s products and research.  Mr. Barta has additional experience in operations research, large systems development, accounting and financial management and planning.  Mr. Barta has a B.S. degree in mathematics and economics from Carnegie-Mellon University and an MBA from the University of Chicago.

Information Concerning the Board of Directors and Executive Officers

Board Meetings

The Board of Directors met three times during the fiscal year ended June 30, 2009, and each incumbent director attended the meetings either in person or telephonically.  In addition, the Board of Directors took actions by unanimous written consent on three occasions during the last fiscal year.

Compensation of Directors

Directors receive a $1,000 fee for attendance at Board meetings and $500 for telephonic participation in Board meetings.  Outside directors were reimbursed for out-of-pocket expenses for attendance at such meetings.  It is expected that the Company’s directors will receive an annual award of stock options under the Company’s equity incentive plan.

Board of Directors Committees

We have a standing audit committee.  We do not have standing committees whose functions include nominating directors or establishing the compensation of our employees and consultants. Due to the small size of the Company and its Board of Directors, the Company believes that this is appropriate.

Nominations for directors are considered by the entire Board.  Our directors take a critical role in guiding our strategic direction and oversee the management of our Company.  Board candidates are considered based on various criteria, such as their broad based business and professional skills and experiences, a global business and social perspective, concern for long term interests of shareholders, and personal integrity and judgment.  In addition, directors must have available time to devote to Board activities and to enhance their knowledge of the industry.

Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to our Company.  Recent developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors.

Our Board will consider the recommendations of shareholders regarding potential director candidates.  In order for shareholder recommendations regarding possible director candidates to be considered by our Board:

•
such recommendations must be provided to the Board, c/o Arthur Barchenko, Electronic Control Security, Inc., 790 Bloomfield Avenue, Building C-1, Clifton, New Jersey 07012, in writing at least 120 days prior to the date of the next scheduled annual meeting;

•	the nominating shareholder must meet the eligibility requirements to submit a valid shareholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; and

•	the shareholder must describe the qualifications, attributes, skills or other qualities of the recommended director candidates.

In addition, the entire Board oversees compensation of our employees.  Compensation is based on various criteria, such as the Company’s performance, an employee’s past and future contributions to the Company’s operations and performance, their professional skills and other factors the Directors deem relevant.

Audit Committee

The Audit Committee of the Board of Directors selects our independent public accountants with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, the accounting principles that we use in financial reporting, internal financial auditing procedures, and the adequacy of our internal control procedures.  The members of our Audit Committee are Edward Snow and Stephen Rossetti who are independent directors.  The Board of Directors has determined that Stephen Rossetti meets the requirements of an "audit committee financial expert" as defined in Item 407(d) of Regulation S-K of the Exchange Act.  The Audit Committee held four meetings in Fiscal 2009, all of which were attended by each member of the Audit Committee.

We adopted a new Audit Committee Charter in October 2002, a copy of which was attached as an exhibit to our definitive proxy statement filed on October 24, 2006 in connection with our 2006 Annual Stockholders Meeting.

Shareholder Communications

Shareholders may send communications to our Board of Directors, or to individual directors, by mailing communications in writing c/o Arthur Barchenko, Electronic Control Security Inc., 790 Bloomfield Avenue, Building C-1, Clifton, New Jersey 07012.

EXECUTIVE OFFICERS

The Company’s executive officers are:

Name	Position	Age

Arthur Barchenko	President, CEO and Director	76

Richard Stern	Vice President, Marketing and Sales Support	60

Eldon Moberg	Vice President, ECSI – FOIDS Div.	58

Thomas Isdanavich	Vice President, Project Engineer	62

Ronald Thomas	Vice President Program Management and Director	66

Natalie Barchenko	Secretary, Treasurer and Director	76

Arthur and Natalie Barchenko are husband and wife.

Our officers are appointed annually by our Board of Directors and serve at the discretion of the Board of Directors.  Three of our executive officers, Arthur Barchenko, Natalie Barchenko, and Ronald Thomas are also directors of the Company.  See the section above entitled "Election of Directors" for biographical information about these individuals.  Set forth below is biographical information regarding our executive officers who are not directors.

Richard Stern has served as our Vice President of Manufacturing from December 1, 1997 to December 2002.  He is now responsible for the overall management of our marketing and sales support department, which includes overseeing all proposals, submittal drawings and field test personnel including the review and evaluation of new and existing products; oversight of maintenance personnel; mechanical design of new products including the development of test procedures; and field labor reports. Prior to joining ECSI, Mr. Stern spent 25 years in data communication and temperature processing fields.  He has held managerial positions in manufacturing, engineering, quality control, and customer service, as well as having been involved in the design and development of the product lines within these fields.

Eldon Moberg joined us in 1996 as Vice President of the FOIDS® product division and has served as our Vice-President since July 1, 1999.  Mr. Moberg is responsible for establishing the FOIDS® manufacturing and test facility in Madison, Alabama, and for its closing and relocation to our Clifton, New Jersey facilities in September 2009.  His duties include planning and coordinating manufacturing schedules and resources and the provision of technical data for security system design and project cost analysis.  Before entering private industry, Mr. Moberg served for twenty years in the United States Army where he gained experience as senior radar repair technician for several Army Air Defense systems, team leader for missile system direct support maintenance and training developer for newly acquired Army missile systems.

Thomas Isdanavich has been Vice President of Project Engineering at ECSI since July 1997.  He conducts site surveys, determines the application of technologies for specific threats, supervises installation and training support requirements for in-house and field applications.  His responsibilities include threat and technology analysis planning and coordination of all administrative phases of project and program engineering support services.  Mr. Isdanavich was employed by Beall Technologies, Inc. a manufacturer of matrix switching equipment for IBM compatible mainframe computers, from 1973 to 1997.  Prior to entering private industry, Mr. Isdanavich served in the U.S. Navy for four years.

Advisory Board

Lt. General Gordon Fornell (Ret) was appointed Chairman of the Advisory Board in 2008.  Information pertaining to Lt. General Fornell is stated above.  He also serves on the Board of Directors of the Company.

Dr. Norris Krone, President and CEO of the University Research Foundation (URF) and its co-founder, directs all aspects of the Maryland Advanced Development Lab.  Dr. Krone is a highly decorated Vietnam War veteran. He is a recognized leader in the field of aeronautical sciences and pioneered the development of the technical principles of the forward swept wing aircraft concept, a breakthrough in the field. His has also served on NASA committees, the Aerospace Technology Advisory Committee, and the Aerospace Safety and Advisory Panel.

Brad Billet, Deputy Commissioner, United Nations, has a long and distinguished record of emergency and response operations service to his native New York City. As a responder to the September 11th disaster, he was called upon by Mayor Rudy Giuliani to provide essential services in the rescue and recovery process. In 1997, Mr. Billet was appointed to his present position and is the agency’s Chief Operating and Administrative Officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Principal Shareholders, Directors, Nominees and Executive Officers and Related Stockholder Matters

The following table sets forth, as of the record date, certain information with respect to the beneficial ownership of shares of our common stock by: (i) each person known to us to be the beneficial owner of more than 5 percent of our outstanding shares of common stock, (ii) each director and officer of our Company, and (iii) our directors and executive officers as a group.

Name Beneficial Owner (1)	Number of Shares	Percent of Class (2)

Arthur Barchenko (3)	1,730,179	17.04%
Natalie Barchenko (4)	1,899,079	18.71%
Lt. General Gordon Fornell (5)	50,000	*
Thomas Isdanavich (6)	80,000	*
Stephen Rossetti (7)	82,500	*
Eldon Moberg (8)	75,000	*
Edward Snow (9)	97,500	*
Richard Stern (10)	60,000	*
Ronald Thomas (11)	190,000	1.87%

Directors and officers as a group (9 persons) (12)	4,274,258	42.11%
*	Less than 1%.

(1)
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to common stock (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is in care of the Company.

(2)	Based on 10,149,259 shares outstanding as of November 6, 2009.
(3)
Consists of 1,375,179 shares of common stock, including 542,752 shares not registered in Mr. Barchenko's name but over which he has discretionary power and control, and options to purchase 355,000 shares of common stock.

(4)
Consists of 1,674,079 shares of common stock, including 100,000 shares not registered in Ms. Barchenko’s name but over which she has discretionary power and control, and options to purchase 225,000 shares of common stock.

(5)	Consists of 10,000 shares of common stock and options to purchase 40,000 shares of common stock.
(6)	Consists of 20,000 shares of common stock and options to purchase 60,000 shares of common stock.
(7)	Consists of options to purchase 82,500 shares of common stock.
(8)	Consists of 20,000 shares of common stock and options to purchase 55,000 shares of common stock.
(9)	Consists of 15,000 shares of common stock and options to purchase 82,500 shares of common stock.
(10)	Consists of 10,000 shares of common stock and options to purchase 50,000 shares of common stock.
(11)	Consists of options to purchase 190,000 shares of common stock.
(12)	Includes options to purchase an aggregate of up to 1,155,000 shares of common stock which are held by all directors and officers.

The following table sets forth, as of the record date, certain information with respect to the beneficial ownership of shares of our Series A Preferred Stock by: (i) each person known to us to be the beneficial owner of more than 5 percent of our outstanding shares of Series A Preferred Stock, (ii) each director and officer of our Company, and (iii) our directors and executive officers as a group.

Name Beneficial Owner (1)	Number of Shares	Percent of Class (2)

Arthur H. & Barbara Lerner	25,000	8.33%
Joseph D. Posillico, Jr.	50,000	16.66%
View Far Management Ltd.	125,000	41.66%
Regency Resources, Inc.	25,000	8.33%
John A. Gentile	25,000	8.33%
Richard Lippe	50,000	16.66%
Arthur Barchenko	0	-0-
Natalie Barchenko	0	-0-
Ronald Thomas	0	-0-
Edward Snow	0	-0-
Stephen Rossetti	0	-0-
Richard Stern	0	-0-
Eldon Moberg	0	-0-
Thomas Isdanavich	0	-0-
	300,000	100.00%

(1)
As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to Series A Preferred Stock (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is in care of the Company.

(2)	Based on 300,000 shares of Series A Preferred Stock outstanding as of November 6, 2009.

EXECUTIVE COMPENSATION

The following table sets forth all compensation for the last fiscal year awarded to, earned by, or paid to the persons serving as the Company’s chief executive officer (the “Named Executive” and vice president program manager) during the last three years.  No other executive officers received annual compensation in excess of $100,000 during the last three fiscal years.

SUMMARY COMPENSATION TABLE

				Option Awards			All Other Compensation	Total
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)	(1)		($)	($)

Arthur Barchenko	2009	$150,000	$-	$-	$6,762	(2)	$5,000	$161,762
President and	2008	$150,000	$-	$-	$19,800	(3)	$5,000	$174,800
Chief Executive Officer	2007	$130,000	$-	$-	$23,730		$5,000	$158,730
Ronald Thomas,	2009	$104,000	$-	$-	$8,216		$-	$112,216
Vice President	2008	$104,000	$-	$-	$19,684		$-	$110,000
Program Management	2007	$104,000	$-	$-	$9,179		$-	$134,000

(1) Amounts in this column reflect the expense recognized by us for accounting purposes calculated in accordance with FASB Statement of Financial Accounting Standards No. 123R ("FAS 123R") with respect to employee stock options issued under the Company's 2006 Equity Incentive Plan in 2006 and in previous years. The assumptions used to calculate the fair value of stock option grants under FAS 123R, were: expected holding period of 2.75 years, risk free interest rate of 4.58%, no dividend yield and volatility of 132.54%.

(2) Includes the expense recognized by us for accounting purposes of options issued under the 2006 Equity Incentive Plan on September 26, 2008 and December 19, 2008.

(3) Includes the expense recognized by us for accounting purposes of options issued under the 2006 Equity Incentive Plan on December 8, 2006.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information concerning each grant of an award made during the fiscal year ended June 30, 2009 to the Named Executive Officer:

GRANTS OF PLAN-BASED AWARDS — YEAR ENDED JUNE 30, 2009

	Grant	Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Award
Name	Date	(#)	($/Sh.)

Arthur Barchenko	Sep. 26, 2008	50,000	$0.22
Ronald Thomas	Sep. 26, 2008	60,000	$0.22
Arthur Barchenko	Dec. 19, 2008	20,000	$0.07
Ronald Thomas	Dec. 19, 2008	20,000	$0.07

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information concerning unexercised options and stock that have not vested for The Named Executive Officer that are outstanding as of June 30, 2009.

Name	No. of Securities Underlying Unexercised Options(#) Exercisable	No. of Securities Underlying Unexercised Options(#) Unexercisable	Awards: No. of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Ronald Thomas	50,000	50,000	—	$0.75	Dec. 31, 2016

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

The Company does not have a written employment agreement with the Named Executive Officers.

COMPENSATION OF DIRECTORS

In addition to cash compensation, we compensate our non-employee directors by the grant of options from our 2006 Equity Incentive Plan.

The following table summarizes data concerning the compensation of our non-employee directors for the fiscal year ended June 30, 2009.

Name	Fees Earned or Paid	Option Awards ($) (1)	Total ($)
Edward Snow	$1,500	$2,958	$4,458
Stephen Rossetti	$1,500	$2,958	$4,458
Gordon Fornell	$1,500	$2,958	$4,458

(1)  Amounts in this column reflect the expense recognized by the Company for accounting purposes calculated in accordance with FASB Statement of Financial Accounting Standards No. 123R ("FAS 123R") with respect to stock options issued under the Company's 2006 Equity Incentive Plan. For information on the assumptions used to calculate the value of stock option grants under FAS 123R, see the Company's financial statements for the year ended June 30, 2009.  The assumptions used to calculate the fair value of stock option grants under FAS 123R, were: expected holding period of 3.0 years, risk free interest rate of 2.32%, no dividend yield and volatility of 107.53%.

Equity Compensation Plan Information

The following table sets forth additional information as of June 30, 2009, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to our shareholders for approval. The information includes the number of shares covered by and the weighted average exercise price of, outstanding options and other rights and the number of shares remaining available for future grants excluding the shares to be issued upon exercise of outstanding options, warrants, and other rights.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,442,000	$.66	1,404,500
Equity compensation plans not approved by security holders	—	—	—

Total	1,442,000	$.66	1,404,500

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Act of 1934 requires our officers and directors, and greater than 10% shareholders, to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission. Based solely on review of the copies of such forms received by the Company with respect to fiscal 2009, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors and officers and persons who own more than 10% of the common stock have been complied with.

Director Independence

The Board believes that Messrs. Rossetti and Snow and General Fornell meet the independence criteria set out in Rule 4200(a)(14) of the Marketplace Rules of the National Association of Securities Dealers and the rules and other requirements of the SEC.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to our directors, officers and all employees. The code of business conduct and ethics may be obtained free of charge by writing to Electronic Control Security, Inc., Attn: Arthur Barchenko, 790 Bloomfield Avenue, Building C, Suite 1, Clifton, New Jersey 07012.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In March 2004, we issued 735,294 shares of common stock to Natalie Barchenko, the Secretary-Treasurer and a director of the Company and the wife of Arthur Barchenko, the Company’s president and a director, upon the conversion of loans made by Ms. Barchenko to the Company in the aggregate amount of $250,000.  The offering price of the shares was based upon a then-outstanding offer by a third party to purchase shares of common stock at such price.  In May 2007 and July 2007, we issued 200,000 shares of common stock each to Natalie Barchenko and Arthur Barchenko who converted $150,000 each of personal loans.

Until the Company achieves profitability, we rely on loans from officers, directors, shareholders and their affiliates to assist in the funding of our operations.  At June 30, 2009 and 2008, related party debt consisted of $405,760 and $444,308 respectively.  The loans are repayable with interest at rates varying from no interest through 12% interest per annum.  All interest for the fiscal years 2009 and 2008 has been paid and/or accrued.  The Company is not restricted from repaying the principal amount of the loans as long as, at the time of any such repayment, holders of Series B Preferred Stock are entitled to sell their shares under an effective registration statement.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors is seeking stockholder ratification of the selection by the Audit Committee of the Board of Directors of Demetrius & Co., L.L.C. (“Demetrius & Co.”) to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2010.  Demetrius & Co. served as our independent registered public accounting firm with respect to the audit of our financial statements for the fiscal year ended June 30, 2009.

Shareholder ratification of the selection of Demetrius & Co. as our independent registered public accounting firm is not required by our bylaws or otherwise.  However, the Board is submitting the selection of Demetrius & Co. to our shareholders for ratification as a matter of good corporate practice.  If our shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain the firm.  Even if the selection is ratified, the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in our best interests and the best interests of our shareholders.

A representative of Demetrius & Co. is expected to attend the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

OUR BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE “FOR” PROPOSAL 2

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee consults with our principal accounting officer and other key members of management and with our independent auditors with regard to the plan of audit; reviews, in consultation with the independent auditors, their report of audit, or proposed report of audit and the accompanying management letter, if any; and consults with our principal accounting officer and other key members of management and with our independent auditors with regard to the adequacy of the internal accounting controls. The Board of Directors adopted a written Audit Committee Charter in October 2002.

In fulfilling its responsibilities, the Audit Committee selected Demetrius & Company, L.L.C. as ECSI’s independent accountants for purposes of auditing our financial statements for the fiscal year ending June 30, 2009. The Audit Committee has reviewed and discussed with management and the independent auditors our audited financial statements; discussed with the independent auditors the matters required to be discussed by Codification of Statements on Auditing Standards No. 61; received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1; and discussed with the independent accountants their independence from our Company.

Based on the reviews and discussions with management and Demetrius & Company, L.L.C., the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, filed with the Securities and Exchange Commission.

The Board of Directors evaluated the independence of each member of the Audit Committee.  As part of its evaluation, the Board of Directors determined, in the exercise of its business judgment, that Messrs. Rossetti and Snow are independent under Rule 4350(d) of the Nasdaq Stock Market Listing Standards and are financially literate each in his own capacity.

Based upon its work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities under the charter for the period ended June 30, 2009, were met and that our financial reporting and audit processes are functioning effectively.

Submitted by the Audit Committee
of the Board of Directors:

Edward Snow
Steven Rossetti

INDEPENDENT ACCOUNTANTS

The Company has engaged Demetrius & Company, L.L.C. as its Company's principal accountant to audit the Company's financial statements since the fiscal year ended June 30, 1998.  After careful evaluation by the Audit Committee, it was recommended that we continue to engage Demetrius & Company, L.L.C. to audit the Company’s financial statements for the fiscal year ending June 30, 2010.  A representative of Demetrius & Company, L.L.C. is expected to be present at the Annual Meeting.  The representative will have an opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions of shareholders.

FEES OF THE INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2009

Audit Fees

The aggregate fees billed by Demetrius & Company, L.L.C. for professional services related to the audit of the Company's consolidated financial statements for fiscal year ended June 30, 2009 were $43,000.  The review of the consolidated condensed financial statements included in the Company's quarterly reports on Forms 10-Q for the fiscal year ended June 30, 2009 were performed by Demetrius & Company, L.L.C.  The fees billed by Demetrius & Company, L.L.C. for those services were $12,000.  The aggregate fees billed by Demetrius & Company, L.L.C. in connection with the year end audit and quarterly reviews for the fiscal year ended June 30, 2008 were $52,550

Audit Related Services

During 2009 and 2008, there were no fees for audit related services billed by Demetrius & Company, L.L.C.

Tax Services

 The aggregate fees billed by Demetrius & Company, L.L.C. for tax services during the fiscal years ended June 30, 2009 and 2008 were $14,000 and $15,000 respectively.

All Other Services

During 2009 and 2008, there were no fees for other services billed by Demetrius & Company, L.L.C.1.

ANNUAL REPORT

Enclosed is the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2009, including audited financial statements. This Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

COST OF SOLICITATION OF PROXIES

ECSI will pay the cost of this solicitation. We may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and we will reimburse such persons for their expenses in so doing.

SHAREHOLDER PROPOSALS

A shareholder proposal intended for inclusion in the proxy statement and form of proxy for the Annual Meeting of Shareholders of the Company to be held in 2009 must be received by the Company before September 1, 2009, at its executive offices located at 790 Bloomfield Avenue, Building C-1, Clifton, New Jersey 07012, Attention: Arthur Barchenko.  Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2009 Annual Meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after September 1, 2009.

OTHER BUSINESS

The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the Annual Meeting.  If, however, any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

Directions to ECSI International, Inc.

790 Bloomfield Avenue
Building C, Suite 1
Clifton, NJ  07012
973-574-8555

From New York City:
Exit the Lincoln Tunnel and take Route 495 to Route 3 West.

Proceed on Route 3 West to the Bloomfield Avenue, Clifton exit.

Turn right at the bottom of the exit ramp and *proceed to round-about.  Go half-way around circle and past Home Depot on the right.

Continue straight through the traffic light.  You will see Atlantic Casting (flagpole in front) on the left.  Just beyond Atlantic Casting, there is an orange brick building.  Immediately beyond the building, there is a driveway and white sign for 790 Bloomfield Avenue.

Make a left into the driveway and go toward the rear of the industrial complex.

The Company is located on the left in the white building with blue letters ‘ECSI’.

Traveling East on Route 3:

Via Parkway:
Take Exit 53 (Sports Arena) onto Route 3 East. **Take the Bloomfield Ave. exit. At bottom of ramp make a right onto Bloomfield Ave. and follow directions from * above.

Via Route 46 East:
Follow to Route 3 East and **directions above.

Via Route 80 East:
Follow Route 46 East to Route 3 East and follow **directions above.

Via Rt. 80 West:
Follow to Route 46 West to Route 3 East and follow **directions above.

Via NJ Turnpike North:
Exit 16W (GW Bridge).  Follow signs for Route 3 West (Sports Complex) to Bloomfield Avenue exit on right. Follow * directions above.